Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements of GlobalSCAPE, Inc.

On December 2, 2011, GlobalSCAPE, Inc. completed the acquisition of all of the issued and outstanding shares of the capital stock of HomePipe Networks, Inc., by means of a merger of GlobalSCAPE’s wholly owned subsidiary, Plumber Acquisition Corporation, with and into HomePipe. The initial purchase price was $9.0 million in cash. The former HomePipe stockholders are also entitled to receive up to an additional $8 million in cash or, at the election of GlobalSCAPE and the former stockholders of HomePipe, GlobalSCAPE common stock depending upon the achievement of certain product and revenue targets for HomePipe for 2012, 2013 and 2014. At the effective time of the merger, HomePipe’s name was changed to TappIn, Inc.

The pro forma adjustments reflecting the consummation of the TappIn Acquisition are based upon the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America and upon the assumptions set forth in the Notes included in this section. The Unaudited Pro Forma Condensed financial statements have been prepared on available information, using estimates and assumptions that our management believes are reasonable. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial information and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are preliminary and have been made solely for purposes of developing this Unaudited Pro Forma Condensed Combined financial information. The required Unaudited Pro Forma Condensed Combined financial information is provided for informational purposes and does not purport to represent our actual results of operations that would have occurred if the TappIn Acquisition had taken place on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

The assumptions used and adjustments made in preparing the Unaudited Pro Forma Condensed Combined financial statements are described in the Notes, which should be read in conjunction with the Unaudited Pro Forma Condensed Combined financial statements. The Unaudited Pro Forma Condensed Combined financial statements and related Notes contained herein should be read in conjunction with the Consolidated Financial Statements and related Notes included in our Annual Report on 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 as well as the audited Financial Statements of TappIn, including the Balance Sheets as of December 31, 2010 and October 31, 2011 and the related Statements of Operation, Stockholders’ Equity and Cash Flows for the year end December 31, 2010 and the ten-month period ended October 31, 2011 and notes thereto included in Exhibit 99.1

GlobalSCAPE, Inc.

(Unaudited) Pro Forma Condensed Combined Balance Sheet

September 30, 2011

	GlobalSCAPE, Inc.	TappIn, Inc.	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$13,404	$34	$(2,096	) (3a)	$11,342
Accounts receivable	3,194	149	—		3,343
CoreTrace receivable	671	—	—		671
Federal income tax receivable	122	—	—		122
Current deferred tax asset	864	—	—		864
Prepaid expenses	270	27	—		297

Total current assets	18,525	210	(2,096)		16,639

Fixed assets, net	1,065	24	—		1,089
Investment—CoreTrace	2,278	—	—		2,278
Intangible assets, net	305	—	4,792	(3d)	5,097
Goodwill	619	—	11,185	(3c)	11,804
Deferred tax asset	137	—	—		137
Other assets	38	—	—		38

Total assets	$22,967	$234	$13,881		$37,082

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$362	$93	$—		$455
Accrued expenses	1,066	21	—		1,087
Tappin earn out, current portion	—	—	3,303	(3e)	3,303
Note payable, current portion	—	—	1,278	(3f)	1,278
Deferred revenue	5,884	4	—		5,888

Total current liabilities	7,312	118	4,581		12,011

Tappin earn out, less current portion	—	—	3,694	(3e)	3,694
Note payable, less current portion	—	—	5,722	(3f)	5,722
Other long term liabilities	1,394	—	—		1,394
Commitments and contingencies	—	—	—		—

Stockholders’ equity:	—	—	—		—
Common stock	19	8	(8	) (3b)	19
Series A Preferred Stock	—	2,001	(2,001	) (3b)	—
Additional paid-in capital	13,098	97	(97	) (3b)	13,098
Treasury stock	(1,452)	—	—		(1,452)
Retained earnings	2,596	(1,990)	1,990	(3b)	2,596

Total stockholders’ equity	14,261	116	(116)		14,261

Total liabilities and stockholders’ equity	$22,967	$234	$13,881		$37,082

The accompanying notes are an integral part of these financial statements.

GlobalSCAPE, Inc.

(Unaudited) Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2011

(in thousands, except per share amounts)

	GlobalSCAPE, Inc.	TappIn, Inc.	Pro Forma Adjustments		Pro Forma Combined
Operating Revenues:
Software licenses	$8,493	$—	$—		$8,493
Maintenance and support	5,567	—	—		5,567
Professional Services	1,366	—	—		1,366
Other	345	153	—		498

Total Revenues	15,771	153	—		15,924
Operating Expenses:
Cost of revenues	1,349	1	—		1,350
Selling, general and administrative expenses	10,156	946	—		11,102
Research and development expenses	2,359	383	—		2,742
Depreciation and amortization	570	7	454	(3g)	1,031

Total operating expenses	14,434	1,337	454		16,225

Income (loss) from operations	1,337	(1,184)	(454)		(301)

Other (expense) income:
Interest expense	—	(15)	(179	) (3h)	(194)
Interest income	23	—	—		23

Total other (expense) income	23	(15)	(179)		(171)

Income (loss) before income taxes	1,360	(1,199)	(633)		(472)
Provision (benefit) for income taxes	220	—	(216	) (3j)	4

Net income (loss)	$1,140	$(1,199)	$(417)		$(476)

Net income (loss) per common share—basic	$0.06				$(0.03)

Net income (loss) per common share—diluted	$0.06				$(0.03)

Weighted average shares outstanding:
Basic	18,020				18,020

Diluted	18,724				18,020

The accompanying notes are an integral part of these financial statements

GlobalSCAPE, Inc.

(Unaudited) Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2010

(in thousands, except per share amounts)

	GlobalSCAPE, Inc.	TappIn, Inc.	Pro Forma Adjustments		Pro Forma Combined
Operating Revenues:
Software licenses	$10,158	$—	$—		$10,158
Maintenance and support	7,762	—	—		7,762
Professional services	438	—	—		438
Other	207	4	—		211

Total Revenues	18,565	4	—		18,569
Operating Expenses:
Cost of revenues	601	—	—		601
Selling, general and administrative expenses	12,815	553	540	(3i)	13,908
Research and development expenses	3,016	109	—		3,125
Depreciation and amortization	852	1	604	(3g)	1,457

Total operating expenses	17,284	663	1,144		19,091

Income (loss) from operations	1,281	(659)	(1,144)		(522)

Other (expense) income:
Interest expense	—	(105)	(288	) (3h)	(393)
Interest income	10	—	—		10

Total other (expense) income	10	(105)	(288)		(383)

Income (loss) before income taxes	1,291	(764)	(1,432)		(905)
Provision (benefit) for income taxes	410	—	(303	) (3j)	107

Net income (loss)	$881	$(764)	$(1,129)		$(1,012)

Net income (loss) per common share—basic	$0.05				$(0.06)

Net income (loss) per common share—diluted	$0.05				$(0.06)

Weighted average shares outstanding:
Basic	17,540				17,540

Diluted	18,260				17,540

The accompanying notes are an integral part of these financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1: Basis of Pro Forma Presentation:

The preceding Unaudited Pro Forma Condensed Combined financial information is presented to illustrate the estimated effects of the acquisition of TappIn, Inc. (“TappIn”). On December 2, 2011, GlobalSCAPE and its wholly-owned subsidiary, Plumber Acquisition Corporation, entered into an Agreement and Plan of Merger (the “Agreement”) with TappIn. Consideration for the merger included an upfront cash payment of $9,000,000, and potential future earn-out payments to the former stockholders of TappIn totaling $8,000,000, aggregating to a $17,000,000 total purchase price upon achieving maximum earn-out payments. The upfront cash payment was funded through cash on hand of $2,000,000 and borrowing under a new five-year term loan with The Bank of San Antonio for $7,000,000. Earn out payments are scheduled to be paid in 2012, 2013 and 2014, subject to performance milestones as defined in the Agreement. These milestones include delivery of a new edition of the acquired technology in 2012, achieving greater than or equal to $3,000,000 in recognized revenue for the acquired technology in 2012, achieving two consecutive quarters with quarterly revenue greater than $1,000,000 and achieving trailing twelve month revenue greater than or equal to $10,000,000 by 2014. The pro forma adjustments included herein have been made solely for the purposes of providing unaudited pro forma condensed combined financial statements.

The Unaudited Pro Forma Condensed Combined Balance Sheet combines our Condensed Balance Sheet with the Condensed Balance Sheet of TappIn as of September 30, 2011, and includes pro forma adjustments as if the TappIn Acquisition had occurred on September 30, 2011.

The unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2011 combines the nine months ended September 30, 2011 for GlobalSCAPE with the nine months ended September 30, 2011 for TappIn. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2010, combines the year ended December 31, 2010 for GlobalSCAPE with the year ended December 31, 2010 for TappIn. Both the nine months ended September 30, 2011 and the year ended December 31, 2010 include pro forma adjustments as if the TappIn Acquisition had occurred on January 1, 2010.

The historical consolidated financial information has been adjusted in the Unaudited Pro Forma Condensed Combined financial statements to give effect to pro forma events that are (1) directly attributable to the TappIn acquisition and borrowings, (2) factually supportable and (3) with respect to the Unaudited Pro Forma Condensed Combined Statements of Operations, expected to have a continuing impact on our combined financial results. The Unaudited Pro Forma Condensed Combined financial information should be read in conjunction with the accompanying notes to the Unaudited Pro Forma Condensed Combined financial statements.

The TappIn acquisition was accounted for as a business purchase combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) No. 805, “Business Combinations”, (“ASC 805”), and applying the pro forma assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures.” ASC 805 requires, among other things, that most assets acquired and liabilities assumed in a business purchase combination be recognized at their fair values as of the TappIn acquisition date. The process for estimating the fair value of identifiable intangible assets, Customer Relationship and Developed Technology, and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. Under ASC 805, transaction costs are not included as a component of consideration transferred and will be expensed as incurred. The excess of the purchase price (consideration transferred) over the estimated amounts of identifiable assets and liabilities of TappIn as of the effective date of the acquisition was allocated to goodwill in accordance with ASC 805. The purchase price allocation in the Unaudited Pro Forma Condensed Combined financial statements is preliminary and will be subject to adjustment upon completion of the final valuation. These adjustments could be material. The final valuation is expected to be completed as soon as practicable but no later than one year from the consummation of the acquisition on December 2, 2011. The establishment of the fair value of the consideration for the acquisition, and the allocation to identifiable tangible and intangible assets and liabilities requires the extensive use of accounting estimates and management judgment. We believe the fair values preliminarily assigned to the assets acquired and liabilities assumed are based on reasonable estimates and assumptions based on data currently available.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined as of the periods presented. This financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of GlobalSCAPE, reflected in its quarterly and annual SEC filings, and of the TappIn financial information appearing elsewhere is this document.

Note 2: Consideration Transferred and Fair Value Estimate of Assets Acquired and Liabilities Assumed:

Consideration Transferred

The acquisition-date fair value of the consideration transferred totaled $16 million and consisted of the following items:

Amount
(In thousands)
Cash paid for equity	$8,980
Cash paid for net working capital	116
Future earn outs expected to be paid	6,997

Total consideration	$16,093

Fair Value Estimate of Assets Acquired and Liabilities Assumed

Assuming an acquisition date of September 30, 2011, the purchase price of TappIn would have been allocated to the following assets and liabilities:

As of
September 30, 2011
(in thousands)
Cash and cash equivalents	$34
Accounts receivable	149
Prepaid expenses	27
Fixed assets, net	24
Intangible assets, net	4,792

Total identifiable assets	5,026

Accounts payable	93
Accrued expenses	21
Deferred revenue	4

Total liabilities assumed	118

Net identifiable assets acquired	4,908

Goodwill	11,185

Net assets acquired	$16,093

The above estimated fair values of assets acquired and liabilities assumed are provisional and are based on the information that was available to estimate fair value of assets and liabilities assumed. We believe that this information provides a reasonable basis for estimating the fair value. The provisional measurements of fair value reflected are subject to change. Such changes could be significant. We expect to finalize our purchase price allocation as soon as possible but no later than one year from the closing date of the TappIn acquisition.

Note 3: Pro forma adjustments:

a.	The adjustment to the Cash and cash equivalents balance reflects the following:

Amount
(In thousands)
Proceeds from Bank of San Antonio (1)	$7,000
Total estimated purchase price (2)	(16,093)
Future earn outs expected to be paid (3)	6,997

Total net change	$(2,096)

(1)	See Note 1, Basis of Pro Forma Presentation
(2)	See Note 2, Consideration Transferred and Fair Value Estimate of Assets Acquired and Liabilities Assumed
(3)	See Note 1, Basis of Pro Forma Presentation. The future earn out has been adjusted to fair value.
(4)	Pro forma adjustment to show principle and interest as if the notes payable began on January 1, 2010

b.	Reflects the elimination of TappIn’s historical stockholders’ equity.

c.	Represents the net adjustment to goodwill resulting from the TappIn Acquisition. The purchase price allocation is subject to completion of our analysis of the fair value of the assets and liabilities of TappIn as of the effective date of TappIn Acquisition. Accordingly, the purchase price allocation is preliminary and will be adjusted upon completion of the final valuation. These adjustments could be material.

d.	For the purpose of preparing the Unaudited Pro Forma Condensed Combined financial information, the total purchase price was allocated to TappIn net tangible and intangible assets acquired and liabilities assumed based on their estimated values as of September 30, 2011. The valuation of the intangible assets acquired and related amortization periods are as follows:

		Straight line
		Amortization
	Valuation	Period
	(In thousands)	(In years)
Customer Relationship	$1,863	10
Developed Technology	2,929	7

Total acquired intangible assets	$4,792

Amortization related to the value of intangible assets is reflected as pro forma adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations.

The fair value of the customer relationship was determined by utilizing a discounted cash flow method based on the identifiable future revenues projected to result from an initial three-year contract term, with additional revenue attributable to future subscription users attracted and potentially retained as a direct result of the customer relationship. Future revenues from these customers are projected beyond the potential, eventual, termination of the contract and have been estimated over a 10-year period based on projections of users acquired during the initial term.

The fair value of the developed technology intangible asset was estimated using a discounted cash flow method, with the fair value equal to the present value of the after-tax cash flows (excess earnings) attributable solely to the developed technology over its remaining useful life, after deducting contributory capital charges. The method utilized projected results over an estimated seven-year useful life of the developed technology, from 2012 through 2018, and included a terminal value to estimate potential follow-on earnings from this technology.

e.	The fair value of the earn out provisions was estimated using a probability-weighted present value method for each of the four earn out provisions. The probability-weighted method identified the most likely timing of accomplishment for each earn out provision, along with the probability of each provision ultimately being accomplished. The expected timing of each accomplishment was discounted to a present value based on consideration of the Company’s borrowing or equity rates.

f.	Reflects borrowing from the Bank of San Antonio to fund the acquisition. There were two notes payable. One note payable was for $4 million with a five year term and interest rate of 4.75%. The second note was for $3 million with a five year term and interest rate of 4.25%.

g.	For the purposes of preparing the Unaudited Pro Forma Condensed Combined Statements of Operations, additional amortization expense is assumed based on TappIn’s intangible finite-lived assets as of January 1, 2010. Amortization related to the value of finite-lived intangible assets, is reflected as pro forma adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations as Amortization Expense. These provisional measurements of fair value reflected are subject to change. Such changes could be significant. The determinations of the useful lives were based upon future expected cash flows.

	Estimated Fair Value (In thousands)	Straight line Amortization Period (In years)	Nine Months Ended September 30, 2011 (In thousands)	Year Ended December 31, 2010 (In thousands)
Customer Relationship	$1,863	10	$140	$186
Developed Technology	2,929	7	$314	$418

Total acquired intangible assets	$4,792		$454	$604

h.	For the purposes of preparing the Unaudited Pro Forma Condensed Combined Statements of Operations, additional interest expense is assumed as if the notes began on January 1, 2010.

		Amortization	Nine Months Ended	Year Ended
	Note Payable	Term	September 30, 2011	December 31, 2010
	(In thousands)	(In years)	(In thousands)	(In thousands)
Note Payable 4.75%	$4,000	5	$107	$173
Note Payable 4.25%	3,000	5	$72	$116

Total notes payable	$7,000		$179	$288

i	Acquisition expenses which were incurred with the purchase of TappIn, Inc. reflected as if the purchase occurred January 1, 2010.

j.	Represents the pro forma tax adjustments resulting from the purchase of TappIn, Inc. as if the purchase occurred January 1, 2010.